UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2025
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, Vera Bradley, Inc. (the "Company") announced that Jackie Ardrey has decided to step down from her position as President and Chief Executive Officer (“CEO”) of the Company. The Board of Directors has launched a national search for Ms. Ardrey’s replacement. She will remain with the Company in her current positions until the end of July. Ian Bickley, 61 and a current member of the Company’s Board of Directors, will assume the role of Executive Chairman effective July 7, 2025 and will assume the duties of CEO on an interim basis following Ms. Ardrey’s departure unless and until a new CEO is appointed. As Executive Chairman, Mr. Bickley will be taking an interim executive role to provide leadership and guidance during the CEO transition and will also be the chairman of the Board of Directors of the Company.

In connection with his appointment, Mr. Bickley will receive compensation of $30,000 per month, plus a one-time restricted stock unit grant under the Company’s existing equity plan valued at $600,000 on the grant date thereof that vests ratably over 3 years, beginning on the first anniversary of the grant date, so long as Mr. Bickley remains a member of the Board of Directors. Information about Mr. Bickley’s business background and experience can be found in the Company’s most recently filed proxy statement and is incorporated herein by reference.

Also on June 11, 2025, the Company announced that Michael Schwindle, the Company’s Chief Financial Officer (“CFO”), will be stepping down from his position as CFO, effective June 12, 2025. Mr. Schwindle will stay on as an employee through June 30, 2025 to ensure a smooth transition.

On June 11, 2025, the Company also announced that Martin Layding, 54, will join the Company as its CFO effective June 12, 2025. Mr. Layding has served as a CFO in various organizations, including most recently for Noodle Partners, an educational technology company. From December 2021 to March 2024 Mr. Layding was CFO of the Rohrer Corporation, a packaging company. Before that he was CFO with Function of Beauty, a hair and skin care company, and served as CFO at several private equity backed firms, including for the streetwear fashion brand Supreme Brand. Mr. Layding also served as the International and North American divisional CFO for the Coach brand and began his finance career at Procter and Gamble.

In connection with his appointment, Mr. Layding’s annual base salary will be $475,000, plus he is eligible to participate in the Company’s short-term incentive plan at a target rate of 65% of annual base salary. Mr. Layding will also participate in the Company’s long-term incentive plan. For Fiscal Year 2026 he will receive a Long-Term Incentive Grant valued at $500,000. In addition, Mr. Layding will receive an additional LTI grant valued at $525,000 and a cash payment of $150,000 upon commencement of his employment with the Company.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release Dated June 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: June 11, 2025	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer